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                                                                   EXHIBIT 23.1

                 NOBLE DRILLING CORPORATION AND SUBSIDIARIES

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-3289), Form S-8 (No. 33-15269), Form S-8 (No. 33-18966), Form S-8 (No. 33-46724), Form S-8 (No. 33-50270), Form S-8 (No.
33-50272) and Form S-8 (No. 33-62394) of Noble Drilling Corporation of our report dated February 2, 1995 appearing on page 19 of this Form 10-K.


PRICE WATERHOUSE LLP


Houston, Texas
March 17, 1995